EXHIBIT 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 468-3130


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                        FOR MARCH OF THREE CENTS PER UNIT

                  Total for First Quarter is 31 Cents Per Unit


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     ROCKVILLE, MD, March 21, 2003 -- (AMEX/AII) The general partner of American
Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for March 2003 in the amount of three cents per unit regular cash flow. Holders of record on March 31, 2003, will receive this amount as part of the first quarter distribution which will be paid on May 1, 2003.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of 31 cents per unit for the first quarter includes three cents per unit regular cash flow for the months of January, February and March, plus four cents per unit mortgage proceeds for the month of January, and 18 cents per unit mortgage proceeds for the month of February.